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                                                                    EXHIBIT 2.7


         DEAN HELLER                                 Certificate of
         Secretary of State                             Amendment
[SEAL]                                         (PURSUANT TO NRS 78.385 and
         101 North Carson Street, Suite 3                  78.390)
         Carson City, Nevada 89701-4786
         (775) 684-5708

Important: Read attached instructions before completing form.
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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1. Name of corporation: CYBEROPTICLABS, INC.

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2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation, relating to the corporate name of the Company, is hereby amended as follows:

"FIRST: The name of the corporation is Cordia Corporation."

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 13,582,006.*

4. Signatures (Required)

/s/ Craig C. Gironda                         /s/ Wesly Minella
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President                            and     Secretary
Craig C. Gironda                             Wesly Minella

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.